									Exhibit 99.2

Apple Inc.
Q3 2018 Unaudited Summary Data
(Units in thousands, Revenue in millions)

	Q3 2018		Q2 2018		Q3 2017		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Reportable Segments
Americas		$24,542		$24,841		$20,376		-1%		20%
Europe		12,138		13,846		10,675		-12%		14%
Greater China		9,551		13,024		8,004		-27%		19%
Japan		3,867		5,468		3,624		-29%		7%
Rest of Asia Pacific		3,167		3,958		2,729		-20%		16%
Total Apple		$53,265		$61,137		$45,408		-13%		17%

	Q3 2018		Q2 2018		Q3 2017		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	41,300	$29,906	52,217	$38,032	41,026	$24,846	-21%	-21%	1%	20%
iPad (1)	11,553	4,741	9,113	4,113	11,424	4,969	27%	15%	1%	-5%
Mac (1)	3,720	5,330	4,078	5,848	4,292	5,592	-9%	-9%	-13%	-5%
Services (2)		9,548		9,190		7,266		4%		31%
Other Products (1)(3)		3,740		3,954		2,735		-5%		37%
Total Apple		$53,265		$61,137		$45,408		-13%		17%

(1)		Includes deferrals and amortization of related software upgrade rights and non-software services.
(2)
Includes revenue from Digital Content and Services, AppleCare, Apple Pay, licensing and other services. Services revenue in the third quarter of 2018 included a favorable one-time item of $236 million in connection with the final resolution of various lawsuits.

(3)		Includes sales of AirPods, Apple TV, Apple Watch, Beats products, HomePod, iPod touch and other Apple-branded and third-party accessories.